UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 26, 2021

BRIDGFORD FOODS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 526-5533

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	BRID	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on Tuesday, October 26, 2021, as a virtual meeting online via live audio webcast at which the matters set forth below were submitted to a vote of stockholders. Shareholders representing 8,548,195, or 94%, of the 9,076,832 shares entitled to vote were voted virtually or by proxy. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. At the Annual Meeting, management Proposals 1 and 2 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated October 1, 2021, for the Annual Meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors to serve for a one-year term expiring at the annual meeting of shareholders in 2021:

William L. Bridgford	Allan Bridgford Sr.	Todd C. Andrews	Raymond F. Lancy
Keith A. Ross	Mary Schott	D. Gregory Scott	John V. Simmons

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
William L. Bridgford	7,440,911	367,145	740,139
Allan Bridgford Sr.	7,330,879	477,177	740,139
Todd C. Andrews	7,718,323	89,733	740,139
Raymond F. Lancy	7,327,158	480,898	740,139
Keith A. Ross	7,447,842	360,214	740,139
Mary Schott	7,738,006	70,050	740,139
D. Gregory Scott	7,742,040	76,016	740,139
John V. Simmons	7,330,878	477,178	740,139

Proposal 2

Votes cast for appointment of Baker Tilly US, LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 29, 2021, were as follows:

8,545,127 FOR

3,014 AGAINST

54 ABSTAINED

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

October 26, 2021	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer